UNION BANKSHARES COMPANY
                               66 Main Street
                           Ellsworth, Maine  04605

                                                               March 29, 1996

Dear Stockholder:

The 1996 Annual Meeting of the Stockholders of Union Bankshares Company will be held at 2:00 p.m. on Thursday, April 18, 1996 at the Holiday Inn, High Street, Ellsworth, Maine. The directors and officers join me in inviting you to attend the meeting.

Enclosed are the Clerk's official Notice of Annual Meeting, a proxy statement and a form of proxy. Please sign the proxy and return it in the enclosed self-addressed envelope so that your shares will be voted at the meeting if you are unable to attend.

We look forward to seeing you on April 18.

                                           Very truly yours,


                                           Robert S. Boit
                                           President

RSB/cc
Enclosures


         It is important that proxies be returned promptly. Each stockholder is urged to fill in, date and sign the enclosed proxy and mail it in the self-addressed envelope provided. In the event a stockholder decides to attend the meeting, he may, if he wishes revoke his proxy and vote his shares in person.





                          UNION BANKSHARES COMPANY


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 18, 1996

Notice is hereby given that the Annual Meeting of the Stockholders of Union Bankshares Company (the "Company") will be held at the Holiday Inn, High Street, Ellsworth, Maine on April 18, 1996 at 2:00 p.m. to consider and act upon the following proposals:
         1.      To set the number of directors at 17.

         2. To elect as directors the nominees listed in the enclosed Proxy Statement.

         3.      To elect Sally J. Hutchins as Clerk of the Company.

         4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1996.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record as of the close of business on February 28, 1996 will be entitled to notice of and to vote at the meeting.

                                  By Order of the Board of Directors
                                  Sally J. Hutchins, Clerk





                          UNION BANKSHARES COMPANY
                               66 MAIN STREET
                           ELLSWORTH, MAINE  04605

                               PROXY STATEMENT
                        MAILING DATE:  MARCH 29, 1996

                       ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, APRIL 18, 1996

         This Proxy Statement is furnished to the Stockholders of Union Bankshares Company (the "Company") in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, April 18, 1996 at 2:00 p.m. at the Holiday Inn, High Street, Ellsworth, Maine pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. The proxy, when properly executed, will be voted on behalf of the stockholder in the manner directed in the form of proxy. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if he or she attends the Meeting, by notifying the Clerk or by giving notice at the Meeting.
         Proxies are being solicited by the Board of Directors of the Company principally through the mail. Proxies may also be solicited personally or by telephone. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of February 1, 1996, the Company had outstanding 201,818 shares of its common stock (the "Common Stock"), par value $25 per share, each share of which is entitled to one vote upon each of the matters presented at the Meeting. Only stockholders of record at the close of business on February 28, 1996 are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum. Assuming a quorum is present, action may be taken by the holders of a majority of the shares present and voting on any matter brought before the Meeting. Under applicable Maine law, abstentions and shares otherwise not voting will not be deemed present and voting for this purpose. Voters recorded by proxy will be counted immediately prior to the Meeting and the results will be announced at the Meeting. Stockholders who are present will have an opportunity to vote on each matter brought before the meeting.





         The following table lists, as of February 1, 1996, the number of shares of Common Stock and the corresponding percentage of total Common Stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the Common Stock of the Company.

Name and Address of             Common Stock                Percent
  Beneficial Owner            Beneficially Owned            of Class

Alfred S. Martin
Suite 110, Huntingdon Plaza
399D Huntingdon Pike
Huntingdon, PA  19006               14,900                     7.38

         The following table lists, as of February 1, 1996, the number of shares of Common Stock, including directors' qualifying shares, and the corresponding percentage of total Common Stock beneficially owned by each director and nominee for director, including the chief executive officer of the Company, and by all executive officers and directors as a group. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.

         Name                    Common Stock               Percent
                              Beneficially Owned            of Class

Arthur J. Billings                    70                          *
Peter A. Blyberg                      79                          *
Robert S. Boit                     8,888                        4.39
Richard C. Carver                    626                          *
Peter A. Clapp                        34                          *
Sandra H. Collier                     70                          *
Robert B. Fernald                    184                          *
Douglas A. Gott                      270                          *
David E. Honey                       232                          *
Delmont N. Merrill                   120                          *
Thomas R. Perkins                  1,110                          *
Casper G. Sargent, Jr.             1,545                          *
John V. Sawyer, II                 1,075                          *
Stephen C. Shea                      658                          *
Richard W. Teele                     285                          *
Paul L. Tracy                         34                          *
Richard W. Whitney                    62                          *
Total Ownership of all officers
  and directors                   15,522                          *

*Represents ownership of less than 1%.





         For purposes of the above table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or has the power to dispose of, or to direct the disposition of, the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

         Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company knows of no director, officer or beneficial owner of more than ten percent (10%) of the total outstanding shares of Common Stock who either failed to file an appropriate ownership report with the Securities and Exchange Commission, or who filed such report other than on a timely basis.

                            ELECTION OF DIRECTORS

         Management recommends that the number of directors for the coming year be set at 17. The Bylaws of the Company provide for not fewer than 10 nor more than 25 directors, with the directors serving "staggered terms" of three years. The Board of Directors has nominated for re-election to three year terms at the 1996 Annual Meeting Messrs. Blyberg, Boit, Clapp, Merrill and Teele and Ms. Collier. Each of the nominees has consented to be named as a nominee and to serve if elected. In the event any nominee shall be unable to serve, discretionary authority is reserved by management to vote for a substitute to be nominated by the Board.

         There are no arrangements or understandings between any nominee, director, executive officer or associate of any of the foregoing and any other person pursuant to which the nominee was or is to be elected as a director or an executive officer. There is no family relationship among any director, officer or person nominated to become a director or executive officer.

         The following table sets forth the names, occupations, ages and terms of service of all directors and nominees. Each director is also presently a director of the Company's banking subsidiary, Union Trust Company (the "Bank:).

                                                           Year First
                                                            Elected as
                       Principle Occupation   Age as of    Director of
                       Now and for Past       4/20/96       the Company
                       5 Years
Term expires in 1996:
Peter A. Blyberg       Executive Vice President
                       of the Company                52        1993
                       and the Bank since 1993; formerly Vice
                       President for Commercial Banking at
                       Chemical Bank

Robert S. Boit         President and CEO
                       of the Company                65        1984
                       and the Bank

Peter A. Clapp         President, Blue Hill Garage   51       *1995

Sandra H. Collier      Attorney, Ferm, Collier
                       & Larson                      44        1992

Delmont N. Merrill     President, Merrill
                       Blueberry Farms               70        1992

Richard W. Teele       Retired; Secretary and former Executive
                       Vice President and Treasurer
                       of the Company                64        1984
                       and the Bank

Term expires in 1997:
Arthur J. Billings     President, Barter Lumber
                       Company                       40        1990

Richard C. Carver      Owner and Manager, Carver Oil
                       Co. and Carver Shellfish,     63        1984
                       Inc.

Robert B. Fernald      Treasurer, A.C. Fernald
                       Sons, Inc. and Jordan         62        1986
                       Fernald

Thomas R. Perkins      Retired Pharmacist            65        1984

Stephen C. Shea        Secretary, E.L. Shea, Inc.;
                       President Shea Leasing        49        1988

Term expires in 1998:
Douglas A. Gott        Owner, Douglas A. Gott &
                       Sons, General Contractors     62        1986

David E. Honey         Retired; former Manager,
                       Swans Island                  67        1984
                       Electric Cooperative

Casper G. Sargent, Jr.  Owner, Sargent's Real
                       Estate Corporation            66        1984

John V. Sawyer, II     President, Worcester-Sawyer
                       Agency;  Chairman of the      62        1984
                       Board of the Company and the Bank




Paul L. Tracy          President and owner of Winter Harbor
                       Agency; Vice President and    34        *1995
                       co-owner of Schoodic Insurance
                       Services

Richard W. Whitney     Dentist                       67         1984

   *Appointed to the Board of Directors in 1995.

                                 COMMITTEES

         The Bylaws of the Company provide that, at the Annual meeting of the Directors, the Board shall designate from among its members an Executive Committee. The Executive Committee shall have all of the powers of the Board of Directors in regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee currently is comprised of Messrs. Boit, Fernald, Merrill, Perkins, Sargent, Sawyer, and Shea. Mr. Blyberg will become a member of the Executive Committee effective April 1, 1996.

         The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company does not have a standing audit, nominating or compensation committee. No other committees have been appointed.

         Nominees for election to the Board of Directors are selected by the full Board. The Board of Directors will consider nominees recommended by stockholders if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605 not less than three months in advance of the date of the annual meeting.

         The Board of Directors of the Company met six times in 1995. Each director with the exception of Mr. Whitney, attended at least seventy-five percent of the total number of meetings of the Board of Directors and of committees of which he or she was a member held during that year.

                             EXECUTIVE OFFICERS

         Each executive officer of the Company is identified in the following table which also sets forth the respective office, age and period served in that office of each person listed. Executive officers are elected annually by the Board of Directors.


                                                             Year First
                                                             Elected to
Name              Principal Occupation               Age         Office

Robert S. Boit    President and CEO of the Company    65         1984

Peter A. Blyberg  Executive Vice President of
                  the Company                         52         1993




         Mr. Boit has announced his retirement as President and CEO of the Company and the Bank effective April 1, 1996. Pursuant to a vote of the Board of Directors, Mr. Blyberg will assume the offices of President and CEO as of that date.




              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth all annual compensation received during each of the Company's last three fiscal years by each executive officer for whom such compensation exceeded $100,000 in any reported year. Each executive officer serves in comparable positions with both the Bank and the Company. Executive compensation is paid by the Bank.

                         SUMMARY COMPENSATION TABLE

                                              Long Term Compensation
                      Annual Compensation     Awards      Payouts
(a)              (b)    (c)     (d)    (e)     (f)   (g)    (h)      (i)
                                      Other
                                      Annual Restricted
Name                                  Compen-  Stock              All Other
and                    Salary  Bonus  sation  Award(s)      LTIP  Compen-
Principal                                         Options/ Payouts  sation
Position         Year    ($)    (4)     ($)    (s)  SARs#    ($)      ($)

Robert S. Boit   1993 $152,000 $6,162    $0    $0     0      $0     $10,599
President and    1994 $160,500 $6,325    $0    $0     0      $0     $10,007
Chief Executive  1995 $168,500 $7,223    $0    $0     0      $0     $11,106
Officer

Peter A. Blyberg 1993    N/A      N/A     N/A   N/A  N/A    N/A      N/A
Executive Vice   1994 $117,000 $2,311    $0    $0     0      $0     $3,380
President        1995 $125,000 $5,265    $0    $0     0      $0     $6,543

         Each director of the Bank who is not also an officer is paid a director's fee in the amount of $200 for each meeting attended, including meetings of the Board committees of which the director is a member. Director's fees are paid by the Bank and are not separately paid for attendance at meetings of the Board of Directors of the Company. John V. Sawyer, II, who serves as Chairman of the Board receives a salary of $25,000 per annum from the Bank but does not receive director's fees for attendance at Board and Committee meetings. No director has received any other compensation for Board or committee participation or other special assignments.

                 The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service



participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above. Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment



if the participant, at the time of retirement, has completed less than 25 years of service. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation basis compensation in any year may not exceed $150,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after attaining the age of 65 or after completing five years of accredited service with the Bank. The accrued benefit of a participant who retires prior to age 65 is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by age 65. Payment options include single life annuities and joint annuities. The Plan does not provide a disability or a death benefit except a spousal benefit if the employee was at least 55 years of age, had 10 years of service and had agreed to accept a reduced pension. Mr. Boit and Mr. Blyberg are participants in the Plan. For purposes of the Plan, Mr. Boit has twenty-three credited years of service and Mr. Blyberg has two credited years of service.

         The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank.

                             PENSION PLAN TABLE

Reenumeration                 Years of Service
               15          20            25        30         35
$120,000     $38,884     $51,845     $64,806    $64,806      $64,806
$130,000     $42,484     $56,645     $70,806    $70,806      $70,806
$140,000     $46,084     $61,445     $76,806    $76,806      $76,806
$150,000     $49,684     $66,245     $82,806    $82,806      $82,806

         The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

         In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Mr. Boit and Mr. Blyberg, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to their agreements with the Bank, Mr. Boit and Mr. Blyberg are entitled to receive monthly payments in the amounts of $3,595.92 and $4,152.17, respectively, for a period of ten years following the first to occur of death or retirement after reaching the age of 65 years. Mr. Boit will begin receiving payments pursuant to his deferred compensation agreement in May of 1996. Under the terms of the Agreement, Mr. Blyberg may elect to retire early after reaching the age of 60 years, in which event he would be entitled to receive



a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg is permanently disabled prior to attaining the age of 65 years, he would be entitled to receive a disability benefit in the amount of $2,000 per month from the date of his disability until he reached the age of 65. Upon reaching age 65, he would be entitled to receive the deferred compensation benefit described above. The obligations of the bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Boit and Mr. Blyberg, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

         The Bank also has entered into salary continuation agreements with certain of its executive officers, including Mr. Blyberg, pursuant to which, should he terminate his employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the Company's bylaws, he would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excessive parachute payment" within the meaning of Section 208-g of the Internal Revenue Code.

         Neither the Bank nor the Company has a formal compensation committee. Mr. Blyberg, in his capacity as an Executive Vice President, has made compensation recommendations to the Executive Committee of the Board of Directors with respect to all employees, other than himself and Mr. Boit. The recommendations were then considered by the Board of Directors which also formulated a compensation recommendation with respect to Messrs. Boit and Blyberg. All compensation recommendations were then considered and voted upon by the full Board of Directors. Mr. Boit and Mr. Blyberg are both members of the Board of Directors and Mr. Boit is a member of the Executive Committee. Mr. Blyberg will become a member of the Executive Committee effective April 1, 1996. Each has abstained from participating in discussions or recommendations regarding his own compensation.

         REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Board of Directors of the Bank has no formal compensation policy applicable to compensation decisions with respect to its executive officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Mr. Boit and Mr. Blyberg during the last fiscal year, the Board of Directors considered, among other factors, the seniority and experience of Mr. Boit and Mr. Blyberg and the relationship of their compensation to that of other executive officers employed by the Bank and to persons holding comparable positions at other similarly situated banks in Maine. In reaching its determination as to the compensation of Mr.



Boit and Mr. Blyberg, the Board of Directors did not use any objective measure of the Bank's performance but considered, in general, the performance of the Bank in relationship to that of other similarly situated banks in Maine.

         The forgoing report regarding compensation has been submitted by the Board of Directors, including Douglas A. Gott, David E. Honey, Casper G. Sargent, Jr., John V. Sawyer, II, Richard W. Whitney, Peter A. Blyberg, Robert S. Boit, Peter A. Clapp, Sandra H. Collier, Delmont N. Merrill, Richard W. Teele, Arthur J. Billings, Richard C. Carver, Robert B. Fernald, Thomas R. Perkins, Stephen C. Shea and Paul L. Tracy.

                              PERFORMANCE GRAPH

         Federal regulations require that a graph be included in this proxy statement providing a comparison of total shareholder return on the common stock of the Company with that of other comparable issuers. The following graph illustrates the estimated yearly percentage change in the Company's cumulative total shareholder return on its common stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index and of Bar Harbor Bankshares, which is, in the opinion of management, the only other bank holding company with respect to which a meaningful comparison of total shareholder return can be made. The graph assumes a $100 investment on December 31, 1990 in the common stock of each of the Company, Bar Harbor Bankshares and the NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1990.


                 Insert Graph:

                 Five year comparison: Union Trust Company, Bar Harbor Bankshares, and NASDAQ Banks

         Neither the common stock of the Company nor that of Bar Harbor Bankshares is actively traded on any market and therefore, no market index is available for the purpose of determining the market price of such common stock as of any particular date. The foregoing graph is based upon a good faith determination of approximate market value for each year indicated based on information obtained from Bar Harbor Bankshares, in the case of its common stock, and from anecdotal information available to the Company as to the value at which its common stock has traded in isolated transactions from time to time. Therefore, although the graph represents a good faith estimate of shareholder return as reflected by market value, the valuations utilized are, of necessity, estimates and may not accurately reflect the actual value at which common stock has traded in particular transactions as of any of the dates indicated.

                            SELECTION OF AUDITORS

         The Board recommends that the stockholders ratify its selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1996. The accounts of the Company and the Bank formerly were audited by Baker Newman & Noyes which is the successor firm to the Portland, Maine office of KPMG Peat Marwick. Baker Newman and Noyes was replaced by Berry, Dunn, McNeil & Parker in May of 1995.

         The decision to change auditors was approved by the full Board of Directors following a solicitation of competitive bids. There were no disagreements between the Company and Baker Newman & Noyes, or its predecessor firm KPMG Peat Marwick, during the two fiscal years preceding the change in auditors with respect to any accounting matter which, if not resolved to the satisfaction of Baker Newman & Noyes, would have caused it to make reference to the subject matter of the disagreement in connection with its audit report, nor did the report on the Company's financial statements for the last two fiscal years contain any modification, qualification, disclaimer or adverse opinion.

         Berry, Dunn, McNeil & Parker has assisted the Company with preparation of periodic filings with the Securities and Exchange Commission and has also assisted the Bank with preparation of filings with the Federal Reserve Board. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Board of Directors, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 1996.

         Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker



be ratified. If its selection is not ratified, the Board will take action to appoint a different auditor. It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. No representative of Baker Newman & Noyes is expected to be present.

                                OTHER MATTERS

         Management knows of no other matters to be presented for action at the Meeting. If any of the nominees for the office of Director become unavailable for election or if any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgement of the person voting the proxies.

               STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholders may submit proposals for consideration at the 1997 annual meeting, which is presently scheduled for April 17, 1997. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later than December 18, 1996. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605.

Ellsworth, Maine                      By Order of the Board of Directors
March 29, 1996                        Sally J. Hutchins, Clerk




UNION BANKSHARES COMPANY         P   The undersigned hereby appoints Sally J.
    66 Main Street               R   Hutchins and Peter A. Blyberg as Proxies,
 Ellsworth, Maine  04605         O   each with power to appoint a substitute
This proxy is solicited on       X   and hereby authorizes them to represent
 behalf of the Board of          Y   and vote as designated below, all the
 Directors.                          shares of common stock of the Company
                                     held of record by the undersigned as of
                                     the close of business on February 28,
                                     1996, at the annual meeting of stock-
                                     holders to be held on April 18, 1996,
                                     or at any adjournment thereof.

1.  To set the number of Directors at 17:

         For                      Against                   Abstain

2.  To elect as Directors of the Company:
     Peter A. Blyberg, Robert S. Boit, Peter A. Clapp, Sandra H. Collier, Delmont N. Merrill and Richard W. Teele

VOTE FOR ALL LISTED NOMINEES               AUTHORITY TO VOTE FOR DIRECTORS
                                               IS WITHHELD

VOTE FOR LISTED NOMINEES EXCEPT THE FOLLOWING: (Instruction: To withhold authority to vote for any individual nominee, write the name of the nominee(s) in the space provided below.)


3.  To elect Sally J. Hutchins as Clerk of the Company

         For                      Against                   Abstain

4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1996.

         For                      Against                   Abstain

5. To transact such other business as may properly come before the meeting or any adjournment thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSALS 2 AND 3, AND IN FAVOR OF PROPOSALS 1 AND 4, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.

                 Dated

                 Signature

                 Signature